SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1394 (AMENDMENT NO. ___)

Filed by the Registrant                      /x/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for use of the Commission only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting material pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            PRESIDENT CASINOS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     of Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         _________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
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         pursuant to the Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined:
         _________________________________________________________________
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/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing:
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
                             PRESIDENT CASINOS, INC.
                             802 North First Street
                            St. Louis, Missouri 63102
                            _________________________

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 23, 1997
                            _________________________

  The 1997 Annual Meeting of Stockholders of President Casinos, Inc. (the "Company") will be held on July 23, 1997 at 9:30 a.m. prevailing local time at the Broadwater Beach Resort, 2110 Beach Boulevard, Biloxi, Mississippi for the following purposes:

    1. To elect one Class II director to hold office until the 2000 Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal to approve an amendment to the Amended Certificate of Incorporation of the Company in order to enable the Company to effect a one-for-six reverse stock split and an increase in the par value of the Company's Common Stock from $0.01 to $0.06 per share;

    3. To consider and vote upon a proposal to adopt the President Casinos, Inc. 1997 Stock Option Plan; and

    4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

  The close of business on June 17, 1997 has been fixed as the record date for the meeting. Only stockholders of record at that date are entitled to notice of and to vote at the meeting and any adjournment(s) or postponement(s) thereof.

  All stockholders are cordially invited to attend the meeting. The proxies are solicited by the Board of Directors of the Company. The business to be transacted at the meeting is more fully described in the attached proxy statement, which is hereby made a part of this notice. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's Annual Report is also enclosed.



                                       TIMOTHY MURRAY
                                       Secretary

June 27, 1997

       _________________________________________________________________
                             PRESIDENT CASINOS, INC.
                             802 North First Street
                            St. Louis, Missouri 63102
                            _________________________

                                 PROXY STATEMENT
                                      FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 23, 1997
                            _________________________


  The enclosed proxy is solicited by the Board of Directors of President Casinos, Inc. (the "Company"), a Delaware corporation, for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 23, 1997 at 9:30 a.m. prevailing local time at the Broadwater Beach Resort, 2110 Beach Boulevard, Biloxi, Mississippi and any adjournment(s) or postponement(s) thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to stockholders on or about June 27, 1997.

  The Board of Directors does not intend to bring any matter before the Annual Meeting other than the matters specifically referred to in the notice of the Annual Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Annual Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter.

  If the enclosed proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof. In the absence of instructions, the shares represented at the Annual Meeting by the enclosed proxy will be voted "FOR" the nominee of the Board of Directors in the election of directors, "FOR" the adoption of the proposal to approve the one-for-six stock split and "FOR" the proposal to approve the President Casinos, Inc. 1997 Stock Option Plan. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy.

                              VOTING SECURITIES

  At the close of business on June 17, 1997, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 30,194,700 issued and outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). There are no other classes of voting securities outstanding.

  On all matters voted upon at the Annual Meeting and any adjournment(s) or postponement(s) thereof, each record holder of Common Stock as of the record date will be entitled to one vote per share. In the election of directors, stockholders will not have cumulative voting rights. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on each matter to be acted upon at the Annual Meeting shall constitute a quorum for the purposes of consideration and action on that matter. Each matter to be voted on shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon.

  Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present at the Annual Meeting for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 17, 1997 (i) by each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; and (ii) by each of the Company's directors, each of the executive officers listed in the Summary Compensation Table and by all of such directors and executive officers as a group.

  Name of Beneficial Owner          No. of Shares (1)       % of Class
  ------------------------         ------------------       ----------
    John E. Connelly                    9,602,426 (2)          31.8%
    John S. Aylsworth                     290,000 (3)            *
    Karl G. Andren                        121,800 (4)            *
    Terrence L. Wirginis                   69,450 (5)            *
    Royal J. Walker, Jr.                   22,500 (7)            *
    James A. Zweifel                       30,000 (6)            *
    Boris Weinstein (resigned
      December 5, 1996)                    27,000 (8)            *
    All executive officers and
     directors as a group
     (8 persons (9))                   10,163,176 (10)         33.6%

--------------------------------------------
* Less than 1%

(1) To the Company's knowledge, each of the persons named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.
(2) Includes shares owned of record by entities controlled by Mr. Connelly (the "Connelly Companies"). Also includes 225,000 shares beneficially owned by Mr. Connelly but subject to purchase options granted to certain individuals. Does not include 1,134,948 shares owned by a charitable remainder trust of which a Connelly Company is a beneficiary. Mr. Connelly disclaims beneficial ownership of the shares held by the trust. Mr. Connelly's address is 2180 Noblestown Road, Pittsburgh, Pennsylvania 15205.
(3) Includes 180,000 shares issuable pursuant to stock options which are currently exercisable or within 60 days after June 17, 1997 and 100,000 shares issuable pursuant to stock options if certain target prices are attained within 60 days after June 17, 1997.
(4) Consists of 75,000 shares owned by New York Cruise Lines, Inc. ("NYCL"), of which Mr. Andren is Chairman and a principal stockholder; 45,000 shares issuable pursuant to stock options which are currently exercisable; and 1,800 shares owned by Mr. Andren's minor children.
(5) Includes 60,000 shares issuable pursuant to stock options which are currently exercisable.
(6) Includes 20,000 shares issuable pursuant to stock options which are currently exercisable.

(7) Consists exclusively of shares issuable pursuant to stock options which are currently exercisable or exercisable within 60 days after June 17, 1997.
(8) Includes 12,000 shares issuable pursuant to stock options which are currently exercisable. Mr. Weinstein resigned as an officer of the Company effective December 5, 1996.
(9) Does not include shares beneficially owned by Mr. Weinstein as he is no longer an executive officer of the Company.
(10) Includes 320,000 shares issuable pursuant stock options which are currently exercisable or exercisable within 60 days after June 17, 1997 and 100,000 shares issuable pursuant to stock options if certain target prices are attained within 60 days after June 17, 1997.

ITEM 1.  ELECTION OF DIRECTORS

  The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring.

  At the Annual Meeting, one individual will be elected to serve as a Class II director of the Company for a term of three years. The nominee receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Stockholders do not have the right to cumulate votes in the election of directors.

  The persons named as proxies on the accompanying proxy card intend to vote all duly executed proxies for the election of Terrence L. Wirginis as a Class II director, except as otherwise directed by the stockholder on the proxy card. Mr. Wirginis is currently a director of the Company. If for any reason Mr. Wirginis becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy card will vote for such substitute nominee as is designated by the Board of Directors.

  The directors of the Company, together with certain information about them, are set forth below.

         Name           Age    Director Since    Positions with the Company
         ----           ---    --------------    --------------------------
   John E. Connelly      71         1992         Chairman of the Board,
                                                   President and Chief
                                                   Executive  Officer
                                                   (Class III)
   John S. Aylsworth     47         1995         Executive Vice President and
                                                   Chief Operating Officer
                                                   (Class  III)
   Terrence L. Wirginis  45         1993          Vice President-Marine and
                                                    Development (Class II)
   Karl G. Andren        50         1993          Director (Class I)
   Royal P. Walker, Jr.  37         1996          Director (Class I)

Nominee for Term Expiring in 2000

  TERRENCE L. WIRGINIS provided consulting services to the Company with respect to the Company's marine operations and the development and improvement of the Company's facilities since its inception. Due to Mr. Wirginis's increased involvement with the Company he became an employee of the Company and serves as Vice President, Marine and Development, effective August 15, 1995. The Company has been advised that Mr. Wirginis devotes an insubstantial amount of his time to Gateway Clipper Fleet, a company in which he has an ownership interest. Mr. Wirginis is the grandson of Mr. Connelly.

                     DIRECTORS CONTINUING IN OFFICE

Terms Expiring in 1998

  JOHN E. CONNELLY has served as Chairman and a director of the Company and its predecessors since their inception. Mr. Connelly has also served as Chief Executive Officer of the Company from its inception until March 1995 and as President and Chief Executive Officer of the Company since July 1995.
Entities controlled by Mr. Connelly have owned and operated the Gateway Clipper Fleet in Pittsburgh from its inception in 1958 through 1996, the Station Square Sheraton Hotel in Pittsburgh since 1981 and the Broadwater Beach Resort since 1992. In 1984, Mr. Connelly founded World Yacht Enterprises, a fleet of dinner cruise, sightseeing and excursion boats in New York City. In 1985, he started Gateway Riverboat Cruises in St. Louis. Mr. Connelly is also the founder, owner and Chief Executive Officer of J. Edward Connelly Associates, Inc., a marketing firm based in Pittsburgh, Pennsylvania.

  JOHN S. AYLSWORTH has been Executive Vice President and Chief Operating Officer of the Company since March 1995 and a director of the Company since July 1995. Prior to joining the Company, Mr. Aylsworth served as an executive officer for Davis Companies, located in Los Angeles, California. From January 1992 through October 1994, Mr. Aylsworth was Chief Executive Officer of The Sports Club Company, a company which operates premier health and fitness facilities in Los Angeles and Irvine, California. From February 1989 through December 1991, Mr. Aylsworth was Chief Financial Officer of SpectreVision Co., a Dallas, Texas based supplier of in-room entertainment and interactive information systems in the hotel industry.

Terms Expiring in 1999

  KARL G. ANDREN has been Chairman of Circle-Line Sightseeing Yachts, Inc., a subsidiary of NYCL, which operates the leading sightseeing cruise line in New York City, since 1981. In addition, NYCL owns World Yacht, Inc., a fleet of luxury dinner cruise, sightseeing and excursion boats in New York City. Mr. Andren is a principal stockholder in NYCL. Mr. Andren is a member of the Company's Audit and Compensation Committees.

  ROYAL P. WALKER, JR. became a member of the Company's Board of Directors on June 4, 1996. Mr. Walker is an attorney from Jackson, Mississippi and since June 1, 1992 has served on the staff of The Institute for Disability Studies for the State of Mississippi University System. From June 1991 through May 1992 he served as the first Executive Director of the Mississippi Gaming Commission. Mr. Walker is a member of the Company's Audit and Compensation Committees.

Recommendation of Board of Directors

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE OF THE BOARD OF DIRECTORS IN THE ELECTION ON DIRECTORS. The directors and officers of the Company intend to vote their shares in favor of this nominee.

Meetings and Committees of the Board of Directors

  During fiscal 1997, the Board of Directors held 15 formal and telephonic meetings. During fiscal 1997, all Board of Directors members attended at least seventy-five percent of the aggregate number of meetings of the full Board of Directors and of each committee on which such director serves.

  The Audit Committee, which is currently comprised of Messrs. Andren and Walker, and whose tasks include reviewing the Company's audited financial statements and making recommendations to the full Board of Directors concerning the Company's audits and selection of independent public accountants, met one time during fiscal year 1997. In addition, the Company has established a Compensation Committee, also currently composed of Messrs. Andren and Walker, whose responsibilities include determining salaries, bonuses and other compensation for the Company's executive officers and administering the Company's stock option plan. The Company's Compensation Committee met four times during fiscal year 1997.

Compensation of Directors

  During fiscal 1997, directors who were not employees of the Company received director's fees of $6,000 for each Board meeting attended. Directors who are employees of the Company do not receive director's fees. Directors of the Company are entitled to receive discretionary grants of stock options under the Company's stock option plan. In addition, under the Company's stock option plan, each non-employee director elected to the Board of Directors receives a grant of non-qualified stock options to purchase 30,000 shares of Common Stock at the fair market value of the Company's Common Stock on the date of grant. These stock options are exercisable immediately with respect to one-half of the shares and become exercisable with respect to the remainder of the shares in two equal annual installments.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for making all compensation decisions with respect to the executive officers of the Company. The Committee currently consists of Karl

G. Andren and Royal P. Walker, Jr., both of whom were elected to the Committee in June 1996. In addition, Floyd R. Ganassi served on the Committee from April 1993 until June 1996, and William C. Nelson served on the Committee from April 1993 through March 13, 1996.

Compensation Policies

  Underlying the Committee's decision with respect to executive officers' compensation is the premise that it is fundamentally important that the Company be able to attract, retain, motivate and benefit from the guidance and experience of suitably talented and qualified individuals. The Company's compensation policy is based upon the principal that the financial rewards to the executives should be aligned with the financial interests of the stockholders of the Company. In this manner, the Committee believes that the Company will meet its ultimate responsibility to its stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations. As part of the compensation policy, the Committee believes that its executives should be encouraged to acquire equity interests in the Company, thereby providing additional incentives, corresponding to the interests of stockholders, to provide their maximum effort toward the success and profitability of the Company's businesses and the achievement of increased stockholder value. The Company's compensation packages for its executive officers consist of three major components: base salary, annual bonus and stock options.

  Each year, the Committee conducts a full review of the Company's executive compensation program, as well as a review of each executive's performance during the year. As part of such review, the Committee periodically reviews publicly available information regarding the compensation levels and policies in the context of other companies within the gaming industry, as well as with a broader group of companies of comparable size and complexity. In addition, the Committee uses its discretion to set executive compensation based upon external and internal factors and the particular executive's circumstances.

Base Salary

  The base salary level for each of the Company's executives is principally based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile for the particular executive officer. Annual adjustments to each executive officer's salary are also based on the foregoing factors. Additionally, the Committee considers the prevailing economic conditions, the relationship of any such adjustments to those provided to other employees within the Company, the performance of the executive's duties and responsibilities and other performance-related criteria that may be relevant with respect to such executive officer at the time.

  The base salaries for each of Messrs. Connelly, Aylsworth, Wirginis and Zweifel were determined pursuant to employment agreements with the Company.

Annual Bonus

  Bonuses are viewed as a reward for individual contributions to the Company's performance, based not only on the Company's short-term results but also on the contributions each executive officer has made to the potential for future growth of the Company's profits. In addition, consideration is given to the achievement of selected financial goals and progress in meeting other long-term objectives, as well as the executive officers' leadership role in these activities. In light of these considerations, for fiscal 1997, Messrs. Aylsworth, Zweifel, Wirginis and Weinstein received cash bonuses of $56,875, $17,063, $17,063 and $6,564, respectively.

Stock Options

  Pursuant to the Company's stock option plan, stock options may be granted to the Company's executive officers. The Committee believes that long-term incentive compensation such as stock options are the most direct way of tying executive compensation to increases in stockholder value. The Committee believes that awards of stock options are an important complement to the cash elements of the Company's executive officers' compensation described above as they align the executive's interests with those of the Company's stockholders.

  Stock options granted with an exercise price are generally equal to the market price of the Company's Common Stock on the date of grant, and typically are subject to vesting requirements based upon the executive's continued employment with the Company. This approach is designed to create incentives for the executive to seek to achieve consistent improvement in the Company's performance and creation of stockholder value over the long-term, and additionally provides an incentive for the executive to remain in the service of the Company.

  The Committee from time to time has evaluated the level of long-term incentives provided to each of the executive officers of the Company. When considering whether to make grants of stock options, the Committee reviews each officer's relative contributions to corporate performance, the practices of other comparable companies and takes into consideration the effect such awards might have on Company performance and stockholder value. Executive officers who join the Company are typically granted options to purchase shares of the Company's Common Stock based upon a consideration of such executive's level of duties.

Mr. Connelly's Compensation

  Mr. Connelly has agreed to serve as Chairman of the Board of the Company until December 15, 1999 at an annual salary of $200,000. Prior to December 18, 1992, Mr. Connelly did not receive any salary or bonus from the Company. In determining the appropriate compensation level for Mr. Connelly, the Committee sought to achieve the same corporate goals as discussed above and considered the various factors that it reviewed for the Company's other executive officers. The Committee believes that Mr. Connelly's cash compensation is significantly below the cash compensation paid to chief executive officers of the Company's competitors and peer companies.

  This report is submitted by the members of the Committee.

                                               Karl G. Andren
                                               Royal P. Walker, Jr.

                     COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to compensation paid by the Company during the three fiscal years ended February 28/29, 1997, 1996 and 1995, respectively, to each of the named executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                    Long-Term
                                        Annual Compensation     Compensation
                                        --------------------    ------------
                                                                 Securities          All
                                Fiscal                           Underlying         Other
Name and Principal Position      Year     Salary      Bonus     Options/SARs     Compensation (1)
---------------------------     ------    ------      -----     ------------     ----------------
John E. Connelly (2)             1997    $200,000    $    --          --           $  2,258
Chairman of the Board            1996     200,000         --          --              2,660
Chief Executive Officer          1995     200,000         --          --              2,660
and President

John S. Aylsworth (3)            1997    $299,327    $ 56,875     400,000 (4)      $ 22,648 (5)
Executive Vice                   1996     273,501      44,331     400,000            53,263 (5)
President and Chief              1995         --          --          --                --
Operating Officer

Terrence L. Wirginis (6)         1997    $150,000    $ 17,063      30,000          $  2,216
Vice President-Marine            1996     157,415         --          --              1,097
  and Development                1995     120,000         --          --                --

James A. Zweifel (7)             1997    $150,000    $ 17,063      30,000 (4)       $ 2,408
Vice President and               1996      53,890         --       30,000               303
  Chief Financial Officer        1995         --          --          --                --

Boris Weinstein (8)              1997    $163,270    $  6,564      15,000 (4)      $  1,616
Former Vice President-Sales      1996     150,000      16,667         --              2,217
 & Marketing                     1995     150,000         --          --              2,128


(1) Except as otherwise noted, represents contributions made to the Company's 401(k) plan for the account of the named executive.
(2) Mr. Connelly also served as Chief Executive Officer of the Company from its inception until March 1995 and from July 1995 through the present.
(3)  Mr. Aylsworth became an employee of the Company in March 1995.
(4) On June 19, 1996, the Company repriced certain outstanding stock options with exercise prices ranging from $6.00 to $9.00 per share by amending the terms of such options to provide for an exercise price of $1.9375 per share. In connection with such repricing Messrs. Aylsworth, Weinstein and Zweifel had previously granted options for 400,000, 15,000 and 30,000 shares repriced. See "Repricing of Stock Options."
(5) Includes $20,060 (1997) and $50,000 (1996) in relocation expense reimbursements.
(6) During fiscal 1996 and 1995, Mr. Wirginis was engaged as a consultant to the Company. Mr. Wirginis's responsibilities included oversight and planning with respect to the renovation of "The Admiral" and construction of new vessels. Mr Wirginis was paid approximately $73,000 and $120,000 as a consultant during fiscal 1996 and 1995, respectively. On August 15, 1995, Mr. Wirginis became an employee of the Company.
(7)  Mr. Zweifel joined the Company in November 1995.
(8) Mr. Weinstein ceased to be an employee of the Company effective December 5, 1996. Included in fiscal 1997 salary is severance payments of $35,192 pursuant to the terms of his separation agreement.

  The following table contains information concerning the grant of stock options during fiscal 1997 to the Company's executive officers named in the Summary Compensation Table.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          Individual Grants
                          -----------------                                 Potential Realizable
                                                                          Value at Assumed Annual
                      Number of    Percent of Total                         Rates of Stock Price
                      Securities     Options/SARs     Exercise                Appreciation for
                      Underlying      Granted to      or Base                  Option Term (3)
                     Options/SARs    Employees in      Price    Expiration
Name                   Granted (1)    Fiscal Year (2)  ($/Sh)      Date       5%($)      10%($)
----                -------------  ----------------  --------   ----------  --------    --------
John E. Connelly          --              --             --          --          --          --
John S Aylsworth      400,000 (4)       39.3%         1.9375     June 2006  $ 365,545 $1,235,150
Terrence L. Wirginis   30,000 (5)        2.9%         1.9375     June 2006     36,555     92,636
James A. Zweifel       30,000 (6)        2.9%         1.9375     June 2006     36,555     92,636
Boris Weinstein        12,000 (7)        1.5%         1.9375     Dec. 1997     14,622     37,055

(1) On June 17, 1996, the Company repriced certain outstanding stock options. Pursuant to such repricing, the exercise price of options previously granted to Messrs. Aylsworth, Weinstein and Zweifel for 400,000, 15,000 and 30,000 shares were repriced at $1.9375. See "Repricing of Stock Options."

(2) Includes options of all employees that were granted or repriced during fiscal 1997. See "Repricing of Stock Options."

(3) In accordance with the rules of the Securities and Exchange Commission, "Potential Realizable Value" has been calculated assuming an aggregate ten year appreciation of the fair market value of the Company's Common Stock on the date of the grant, at annual compounded rates of 5% and 10%, respectively. The market value of the Company's Common Stock on June 17, 1997 was $0.5625 per share.

(4) Options to purchase 120,000 shares of Common Stock were vested as of February 28, 1997. Options to purchase 60,000 shares of the Company's Common Stock vested on March 13, 1997. Options to purchase 60,000 shares of the Company's Common Stock will vest on each of March 13, 1998 and 1999. The remaining 100,000 shares will become exercisable at such time as the price of the Company's Common Stock exceeds $4.00 per share for ten consecutive trading days.

(5) Options to purchase 15,000 shares of Common Stock were vested as of February 28, 1997. Options to purchase 7,500 shares of the Company's Common Stock will vest on each of June 19, 1997 and June 19, 1998.

(6) Options to purchase 20,000 shares of Common Stock were vested as of February 28, 1997. Options to purchase 10,000 shares will vest on November 1, 1997.

(7) Options to purchase 12,000 shares of Common Stock were vested as of February 28, 1997. 3,000 shares were forfeited in December 1996 upon the executive's separation from the Company.

  The following table sets forth information regarding the number and value of options held by each of the Company's executive officers named in the Summary Compensation Table during fiscal 1997. None of the named executive officers exercised any stock options during fiscal 1997.

                      FISCAL YEAR END OPTION/SAR VALUES

                                  Number of Securities
                                 Underlying Unexercised               Value of Unexercised
                                     Options/SARs                   in-the-Money Options/SARs
                                 at Fiscal Year End (#)             at Fiscal Year End ($) (1)
                               -------------------------            --------------------------
Name                       Exercisable       Unexercisable       Exercisable       Unexercisable
----                      --------------     --------------     --------------     --------------
John E. Connelly                   --                --             $    --            $    --
John S. Aylsworth              120,000           280,000                 --                 --
Terrence L. Wirginis            45,000            15,000                 --                 --
James A. Zweifel                20,000            10,000                 --                 --
Boris Weinstein                 12,000               --                  --                 --

(1)  As of February 28, 1997 no options granted were in the money.

Repricing of Stock Options

  On June 19, 1996, the Compensation Committee of the Board of Directors (the "Committee") approved amendments to the outstanding stock option agreements of each of the executive officers and certain other employees of the Company. Pursuant to such amendments, options to purchase an aggregate of 766,500 shares of Common Stock at exercise prices ranging from $6.00 to $9.00 per share were repriced (the "Repricing") at an exercise price of $1.9375 per share, the market value of the Common Stock on the date of the Repricing. In addition, the trading price at which certain options granted to Mr. Aylsworth with respect to 100,000 shares of Common Stock will vest was amended from $14.00 to $4.00 per share. Except for such amendments, the vesting periods and other terms of the stock options affected by the Repricing were not changed.

  The Committee believes that the Repricing was necessary and appropriate in light of competitive conditions in the gaming industry and in order to provide a meaningful long-term incentive compensation opportunity in light of recent trading prices of the Common Stock to key personnel whose efforts are essential to the Company's success.

  The following table contains certain information concerning the amendments to stock options of the executive officers of the Company pursuant to the
Repricing:

                      Ten-Year Option/SAR Repricings Table

                                                                                     Length of
                              Number of                                              Original
                              Securities    Market Price    Exercise                 Option Term
                              Underlying    of Stock at     Price at                 Remaining at
                              Options/SARs  Time of         Time of        New       Date of
                              Repriced or   Repricing or    Repricing or   Exercise  Repricing or
     Name            Date     Amended(#)    Amendment($)(1) Amendment($)   Price($)  Amendment
    ------          ------    -----------  ---------------- ------------   --------- -----------

John E. Connelly       --         --             --              --           --          --
  Chairman of the Board,
  Chief Executive Officer
  and President

John S. Aylsworth    6/19/96   400,000 (2)     $1.9375         $ 6.00     $ 1.9375 8 yrs., 8 mos.
  Executive Vice
  President and
  Chief Operating Officer

Terrence L. Wirginis   --          --             --              --           --          --
  Vice President-Marine
  and Development

James A. Zweifel     6/19/96    30,000           1.9375          6.00       1.9375 9 yrs., 4 mos.
  Vice President and
  Chief Financial Officer

Boris Weinstein      6/19/96    15,000          1.9375           6.167      1.9375 6 yrs., 5 mos.
  Former Vice President-
  Sales and Marketing

---------------

(1) Based on the closing price of a share of Common Stock on June 19, 1996, the date of amendment of the replacement stock options.

(2) Total includes options with respect to 100,000 shares which are subject to vesting upon achievement of certain trading prices for the Common Stock. In connection with the Repricing described above, the trading price at which such options shall vest was amended from $14.00 to $4.00 per share.

                                         THE COMPENSATION COMMITTEE
                                         OF THE BOARD OF DIRECTORS

                                         Karl G. Andren
                                         Royal P. Walker, Jr.

Employee Agreements

  John E. Connelly

  John E. Connelly has agreed to serve through December 15, 1999 at an annual salary of $200,000. In connection with the formation of the Company, Mr. Connelly and the Company entered into an agreement whereby Mr. Connelly agreed that, other than through the Company, neither he nor his affiliates will engage in any riverboat gaming activities other than in the area within a 100-mile radius of Pittsburgh, Pennsylvania (the "Pittsburgh Area"). The agreement grants to the Company an option to purchase all of Mr. Connelly's and his affiliates' assets associated with riverboats in any portion of the Pittsburgh Area, including all vessels, leases and rights, at the fair market value thereof as determined by an independent appraisal, in the event that riverboat or dockside gaming is legalized in that locality.

  John S. Aylsworth

  Mr. Aylsworth entered into a five-year employment agreement with the Company effective March 13, 1995 which provides for an annual salary of $275,000 during the first year of employment and an annual salary of $300,000 for the remainder of the term of the agreement. Mr. Aylsworth will also be eligible to receive an annual bonus to be determined by the Committee based on the performance of the Company and Mr. Aylsworth's contribution to such performance. Mr. Aylsworth also received options to purchase 400,000 shares of the Company's Common Stock. Options with respect to 60,000 shares of Common Stock were exercisable on the date of grant and options with respect to an additional 60,000 shares of Common Stock become exercisable on the anniversary of March 13, 1997 through March 13, 1999, provided Mr. Aylsworth continues to be employed by the Company. The remaining options (the "Performance Options") for 100,000 shares of Common Stock will become exercisable at such time as the price of the Company's Common Stock exceeds $4.00 per share for 10 consecutive trading days.

  Mr. Aylsworth's agreement provides that it may be terminated for cause in the event (i) he willfully and materially neglects to perform his duties after receiving notice of such neglect, (ii) any gaming commission with jurisdiction over a facility owned or operated by the Company or over a venue into which the Company intends to expand which requires Mr. Aylsworth's licensure refuses to grant a license to him or suspends or revokes a license granted to him or

(iii) he commits certain illegal acts or is convicted of any felony. In the event Mr. Aylsworth's employment is terminated by the Company without cause, Mr. Aylsworth shall be entitled to cash payments over a 12-month period equal to the lower of his base salary for the remaining term of the agreement (but not less than one year's salary) or $600,000. In addition, all of Mr. Aylsworth's previously non-vested options (other than the Performance Options) will vest. In the event Mr. Aylsworth elects to terminate his employment following a change of control (as defined), Mr. Aylsworth is entitled to receive a lump sum payment equal to his base salary for the remaining term of the agreement and all previously non-vested options (other than Performance Options) will vest. All non-vested Performance Options vest upon a change of control in certain circumstances. The agreement further provides that, for a one-year period following termination of his employment, Mr. Aylsworth will not engage directly or indirectly in any competitive gaming ventures located within a 150-mile radius of any gaming facility owned or operated by the Company; provided, however, that Mr. Aylsworth shall not be subject to this covenant not to compete upon a change of control of the Company if Mr. Aylsworth elects to forego the severance payments to which he would otherwise be entitled.

  James A. Zweifel

  Mr. Zweifel entered into a three-year employment agreement with the Company effective November 1, 1995, which provides for an annual base salary of $150,000. Mr. Zweifel will be eligible to receive an annual bonus to be determined by the Company's Compensation Committee based on performance. The agreement provides that, upon a change of control (as defined), all previously non-vested options granted to Mr. Zweifel vest and that the agreement may be terminated for cause only in the event that (i) any jurisdiction in which the Company conducts gaming operations which requires Mr. Zweifel licensure refuses to grant a license to him or suspends or revokes a license granted to him or (ii) Mr. Zweifel materially fails to perform or fulfill his covenants, obligations and duties (as defined) after receiving notice of such failure or
(iii) certain defined conduct which is damaging or detrimental to the Company. Upon the termination of Mr. Zweifel's employment by the Company without cause or by Mr. Zweifel following a change of control, he will be entitled to severance in an amount equal to one year's salary. Mr. Zweifel is prohibited from being employed in a competitive riverboat or dockside gaming venture located within a 100-mile radius of any gaming facility owned by the Company for a one-year period following termination of Mr. Zweifel's employment, unless Mr. Zweifel waives any post-employment compensation to which he would otherwise be entitled.

  Terrence L. Wirginis

  Mr. Wirginis entered into a five-year employment agreement with the Company commencing August 15, 1995, which provides for an annual salary of $150,000. Mr. Wirginis will be eligible to receive an annual bonus and any other form of supplementary income that the Company may award to its senior executives to be determined by the Company's Compensation Committee based on performance. Upon any termination of Mr. Wirginis's employment other than by reason of his death, disability, voluntary resignation or for cause, Mr. Wirginis will be entitled to severance in an amount equal to the lesser of his base salary for the remainder of the term of the agreement or $150,000. Cause is defined in the agreement to mean (i) any gaming commission with jurisdiction over a facility owned or operated by the registrant which requires his licensure refuses to grant a license to Mr. Wirginis or suspends or revokes a license granted to Mr. Wirginis; (ii) any reasonable determination by the Chief Operating Officer and the Chief Executive Officer, acting jointly, or in the absence of either one of the foregoing, the single available officer acting individually, of a material failure by Mr. Wirginis to perform his covenants, obligations or duties under the agreement; and (iii) certain defined conduct which is injurious to the Company. Upon the termination of Mr. Wirginis's employment by the Company without cause or by Mr. Wirginis following a change of control, as defined by the agreement, he will be entitled to severance in an amount equal to the lesser of $300,000 or the product of the base salary multiplied by the number of years remaining in the employment term subject to a covenant not to compete for a period of one year within a 100-mile radius of any gaming facility owned or operated by the Company, other than in the area within a 100-mile radius of Pittsburgh, Pennsylvania. The Company has agreed that the sole remedy for Mr. Wirginis's violation of the covenant not to compete shall be to cease making the foregoing severance benefits.

Other Agreements

  Boris Weinstein

  During fiscal 1997, Mr. Weinstein and the Company entered into a separation agreement pursuant to which Mr. Weinstein's position was eliminated effective December 5, 1996. Pursuant to this agreement, the Company paid Mr. Weinstein $35,192 severance and agreed to provide Mr. Weinstein certain medical and health benefits through February 28, 1997. The Company also agreed to indemnify Mr. Weinstein for actions taken while he was an employee of the Company.

ITEM 2. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED AMENDED CERTIFICATE OF INCORPORATION OF THE COMPANY EFFECTING A REVERSE STOCK SPLIT AND AN INCREASE IN PAR VALUE OF COMMON STOCK

Summary of the Reverse Stock Split

  The Board of Directors of the Company has unanimously adopted resolutions to approve, and submit to the stockholders of the Company for approval, proposed amendments to the Company's Amended Certificate of Incorporation (the "Amendment") to: (i) effect a one-for-six reverse stock split of the presently issued and outstanding shares of the Company's Common Stock and (ii) increase the par value of the Company's Common Stock from $0.01 to $0.06 per share (the reverse stock split and the increase in par value are hereinafter referred to collectively as the "Reverse Stock Split"). The principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of Common Stock from 30,194,700 to approximately 5,032,450. The Reverse Stock Split will not change the number of authorized shares of Common

Stock or change the number of authorized shares or par value of the Company's preferred stock, $0.01 par value (the "Preferred Stock"), of which no shares have been issued.

  If the Reverse Stock Split is approved by the affirmative vote of the holders of a majority of the Company's Common Stock, upon filing of the Amendment with the Delaware Secretary of State the Reverse Stock Split will be effective, shares of Common Stock owned by a stockholder immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed to be automatically converted without any action on the part of the stockholder into the number of shares of Common Stock equal to the number of Old Shares divided by six (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by six will receive one additional New Share for the fractional New Share that such stockholder would be otherwise entitled to receive as a result of the Reverse Stock Split.

  The complete text of the Amendment effective the Reverse Stock Split is set forth as Appendix A to this Proxy Statement. For approval, the Amendment must receive the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The members of the Company's Board of Directors, who hold in the aggregate approximately 32.1% of the Company's Common Stock, have advised the Company that they intend to vote to approve the Reverse Stock Split.

Reasons For the Reverse Stock Split

  The Board of Directors, after considering the effects of the relatively low current price per share of the Company's Common Stock, believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders. The reduction in the number of issued and outstanding shares of the Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock, thereby reducing the negative attributes traditionally associated with a low per share market price. The Board of Directors anticipates that the higher share price expected to result from the Reverse Stock Split will enhance the Company's ability to comply with continued listing requirements established by The Nasdaq Stock Market.

  A low per share market price often adversely effects the marketability of a stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks, and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, certain brokerage houses have adopted time-consuming practices and procedures which act to discourage individual brokers from dealing in low-priced stocks because such practices and procedures make the handling of low-priced stocks economically unattractive. A low stock price also has the effect of increasing the amount and percentage of transaction costs paid by individual investors. Because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a low stock price can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case with stock with a higher share price. The Board of Directors believes that the expected increase in share price of the Common Stock resulting from the Reverse Stock Split should reduce the effect of these negative attributes traditionally associated with a low per share price, thereby enhancing the acceptability of the Common Stock with the financial community and investing public and resulting in a broader market for the Common Stock than currently exists.

  There can be no assurance that the Reverse Stock Split will increase the current market price per share, or that any increase in market price of the Common Stock after the Reverse Split can be maintained. The Reverse Stock Split could result in an increase in market price for Common Stock which is proportionately less than the decrease in the number of shares outstanding. Additionally, there can be no assurances that any of the effects described above will be achieved.

Certain Effects of the Reverse Stock Split

  The Reverse Stock Split will be effected by means of filing the Amendment with the Delaware Secretary of State. If the Amendment is approved by the requisite vote of the stockholders at the Annual Meeting, upon filing of the Amendment with the Delaware Secretary of State each certificate representing Old Shares will be deemed automatically without any action on part of the stockholders to represent the number of New Shares into which such Old Shares have been reclassified and changed pursuant to the Reverse Stock Split.

  The principal effects of the Amendment are to reduce the number of issued and outstanding shares of Common Stock and to increase the par value of the Common Stock from $0.01 to $0.06 per share. The Company has authorized capital stock of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The number of shares of authorized capital stock will not be changed be reason of the Reverse Stock Split. As of June 17, 1997, the number issued and outstanding Old Shares was 30,194,700 share and there were no shares of Preferred Stock issued and outstanding. Based upon the Company's best estimates, the aggregate number of New Shares that will be issued and outstanding following the Reverse Stock Split will be approximately 5,032,450.

  As of June 17, 1997, under the President Casinos, Inc. Stock Option Plan (the "Plan") there were outstanding options to purchase an aggregate of 2,052,200 shares of Common Stock at an exercise price of $0.9375 to $9.00 per share. In addition, an aggregate of 497,800 shares remain available for grant pursuant to the Plan. The Plan provides that in the event of a change in capitalization, such as a reverse stock split, the number of shares covered by each outstanding option and the purchase price under each option shall be adjusted so as to maintain the optionee's proportionate interest as before the Reverse Stock Split. Additionally, the Plan provides that the total shares subject to options to be issued under the Plan will be appropriately adjusted. If the Reverse Stock Split is approved, the number of shares of Common Stock issuable upon the exercise of outstanding options and the number of shares available for grant under the Plan will be adjusted to approximately 342,033 and 82,967, respectively, and the exercise prices of outstanding options will be adjusted to prices of $5.625 to $54.00 per share.

  In addition, non-Plan options for an aggregate of 75,000 were granted by the Company to a consultant. If the Reverse Stock Split is approved, the number of shares issuable upon exercise of such options will be reduced to 12,500 and the exercise price of $25.67 will be increased to $154.02.

  In connection with its 1994 private placement, the Company issued to the purchasers of the Company's Senior Notes warrants to purchase 883,000 shares of Common Stock at an exercise price of $7.925 per share. As a result of the Reverse Stock Split, the number of shares issuable upon exercise of such warrants and the exercise price per share will be adjusted to approximately 147,167 and $47.55, respectively.

  The following table sets forth the effects of the Reverse Stock Split on the Company's Common Stock and certain financial date:

                                                  February 28, 1997
                                        -----------------------------------
                                                         As Adjusted for
                                         Actual       Reverse Stock Split*
                                        --------    -----------------------
Common Stock:

Authorized                             100,000,000         100,000,000
Issued and outstanding                  30,194,700           5,032,450
Reserve for issuance                     3,508,000             584,667
Available for issuance                  66,297,300          94,382,883
Par value per common share                   $0.01               $0.06

Other Effects of
 the Reverse Stock Split:

Stated capital                        $    301,947        $    301,947
Additional paid-in capital             101,728,682         101,728,682
Retained earnings (deficit)            (78,310,697)        (78,310,697)
Total stockholders' equity              23,719,933          23,719,933
Net loss per common share
 (for the year ended February 28, 1997)    ($0.29)             ($1.74)

______

* Subject to further adjustments due to the settlement of fractional shares, which adjustments are not expected to be material.

  If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transaction in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples 100 shares.

  Stockholders have no right under Delaware law or the Company's Amended Certificate of Incorporation or By-Laws to dissent from the Reverse Stock Split.

  The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result the company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

Exchange of Stock Certificates

  If stockholders of the Company approve the Reverse Stock Split, upon the filing of the Amendment each certificate representing Old Shares will be deemed automatically without any action on part of the stockholders to represent the number of New Shares into which such Old Shares have been reclassified and changed pursuant to the Reverse Stock Split. In order to receive stock certificates representing New Shares, stockholders will be required to submit their stock certificates representing Old Shares to ChaseMellon Shareholder Services, 85 Challenger Road, Overpeck Centre, Ridgfield Park, New Jersey 07660, the Company's exchange agent for the Reverse Stock Split (the "Exchange Agent"). As soon as is practicable after the effective date of the Reverse Stock Split, the Company will forward a letter of transmittal to each holder of record of Old Shares outstanding on the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions for the surrender of certificates representing Old Shares to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split.

  Stockholders should not submit any certificates until requested to do so. No certificate(s) for New Shares will be issued to a stockholder until the stockholder has surrendered to the Exchange Agent his/her outstanding Certificate(s) for Old Shares together with a properly completed and executed letter of transmittal.

Federal Income Consequences of the Reverse Stock Split

  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date hereof. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

  The receipt of New Shares for Old Shares will not result in recognition of gain or loss by a stockholder for federal income tax purposes. The holding period of the New Shares will include a stockholder's holding period for the Old Shares in respect of which the New Shares are received, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis of the Old Shares in respect of which the New Shares are received. The company will not recognize any gain or loss as a result of the Reverse Stock Split.

Recommendation and Vote

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. The members of the Board of Directors, who hold in the aggregate approximately 32.1% of the outstanding shares of Common Stock, have advised the Company that they intend to vote "FOR" the proposal. The Board of Directors of the Company has carefully considered the Reverse Stock Split and recommends a vote "FOR" the proposal to approve the Reverse Stock Split which is included as Item 2 on the accompanying proxy card. Unless directed otherwise, the persons named in the accompanying proxy will vote the shares represented thereby "FOR" the proposal to approve the Reverse Stock Split.

ITEM 3.  PROPOSAL TO ADOPT THE PRESIDENT CASINOS, INC. 1997 STOCK OPTION PLAN

  The Board of Directors has adopted, subject to approval by the stockholders of the Company, the President Casinos, Inc. 1997 Stock Option Plan (the "Plan"), which provides for the granting of stock options and other stock-based awards. The Plan is in addition to the Company's Stock Option Plan, which authorized the issuance of up to 3,150,000 shares (525,000 shares post-split) of Common Stock. At February 28, 1997, there were 406,400 shares available for grant under this prior plan (67,733 shares post-split). The total number of shares of the Company's Common Stock to be issuable under the Plan is not to exceed 500,000 shares (assuming approval and implementation of the one-for-six reverse stock split discussed under Item 2 of this Proxy Statement), subject to adjustment in the event of any future change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of the Company.

  The Board of Director believes that the Plan advances the interests of the Company and its stockholders by facilitating securing, retaining and motivating directors and management employees of high caliber and potential.

In order to allow the continuation of stock-based incentive programs at the Company, the Board of Directors recommends that the stockholders approve the Plan.

  The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), currently consisting of two directors of the Company, each of whom is a non-employee director of the Company who qualifies both as a "non-employee director" as contemplated by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and as an "outside director" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to construe and interpret the Plan and decide all questions of fact arising under its application, and to make all other determinations necessary or advisable for the administration of the Plan.

Description of Plan

  Under the terms of the Plan, directors, full-time officers and other key executive full-time employees of the Company as determined in the sole discretion of the Committee will be eligible to receive (a) stock appreciation rights ("SARs"), and (b) stock options ("Stock Options") exercisable into shares of Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Code.

  Directors of the Company who are not otherwise officers or employees of the Company shall receive an award of Five Thousand (5,000) non-qualified stock options at the commencement of service as a director, which award shall vest fifty percent (50%) on the date of grant and twenty-five percent (25%) on the first and second anniversaries of grant if each director is then serving as director; provided, however, that the director shall not be entitled to receive such grant under the Plan if, and to the extent that, the director received a grant under the Company's Stock Option Plan upon commencement of service as a director.

  Stock Appreciation Rights. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the excess of (i) the Fair Market Value (as defined in the Plan) of a specified number of shares of the Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred (100%) percent of the Fair Market Value of the stock at the time of the right is granted, provided that the maximum value of any SAR shall be limited to the exercise price of the tandem option with respect to which it is issued. SARs may only be granted in tandem with and at the same time as a non-qualified Stock Option.
A SAR or applicable portion thereof (i) shall be exercisable only at the time and to the same extent as and (ii) shall terminate and no longer be exercisable upon the termination or immediately after the exercise of the tandem non-qualified Stock Option or applicable portion thereof. Unless otherwise determined by the Committee, SARs will be exercisable only during the grantee's employment by the Company, except that a SAR shall be exercisable for twelve (12) months after the grantee's employment is terminated by reason of retirement after age 60, death or disability.

  Stock Options. Stock Options granted under the Plan shall entitle the holder to purchase Common Stock at the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of grant. The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable; provided that no Stock Options will be exercisable later than ten years from the date of the grant. Unless otherwise determined by the Committee and set forth in the option agreement, in the event that an optionee ceases to be an employee or director of the Company for any cause other than retirement by a full-time employee of the Company after age 60, death or disability, or for any other reason specified in the option award, the options shall terminate at the time of termination. In the event that an optionee retires, dies or becomes disabled prior to the expiration of his or her option and without having fully exercised his or her option, the optionee the optionee's permitted transferee, or the optionee's successor shall have the right to exercise the option during its term within a period of twelve (12) months after termination of employment due to death or disability to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

  There is a maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of Common stock subject to the qualifying incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

  The Plan is to remain in effect until all awards under the Plan have been satisfied by the issuance of shares, but no award shall be granted more than ten years after the earlier of the date of the adoption of the Plan. The Committee may terminate or amend the Plan at any time; provided, however, that no such action of the Committee may, without the approval of the stockholders of the Company, increase the maximum number of shares which may be issued under the Plan, extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price. No amendment, modification or termination of the Plan shall adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

Federal Income Tax Consequences

  No income will be realized by a participating officer or employee on the grant of an incentive Stock Option or a Stock Option which is not an incentive stock option ("non-qualified option"), or the grant of a SAR, and the Company will not be entitled to a deduction at such time. If a holder exercises an incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise.

  If a holder disposes of the shares acquired pursuant to an incentive Stock Option within two years from the date of the grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lessor of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

  Upon the exercise of a non-qualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

  The complete text of the Plan is set forth in Appendix B to this Proxy Statement.

  The vote required to approve the Plan is a majority of the shares of Common Stock present, in person or by proxy, and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PRESIDENT CASINOS, INC. 1997 STOCK OPTION PLAN.

                          STOCK PERFORMANCE GRAPH

  The following table compares the cumulative total stockholder return on the Company's Common Stock during the period from December 11, 1992 through February 28, 1997, with the cumulative return on Dow Jones Casinos Index (the "DJ Casinos Index") and the Standard & Poor's 500 Stock Index ("S&P 500") assuming $100 was invested in the Company's Common Stock on December 11, 1992 and in each of the foregoing indices and assumes reinvestment of any dividends (no dividends have been paid on the Company's Common Stock during the periods presented). The comparisons are required by the Securities Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                           12/92    02/93    02/94    02/95    02/96    02/97
                          -------  -------  -------  -------  -------  -------
President Casinos, Inc.     100      222      272      105       32      10
DJ Casinos Index            100       98      167      140      194     174
S&P 500                     100      103      111      119      161     203

                            CERTAIN TRANSACTIONS

  During fiscal 1997, the Company leased its Biloxi, Mississippi mooring site, parking facilities and offices at the Broadwater Resort complex and a warehouse from BH Acquisition Corp. ("BH"), a company controlled by Mr.

Connelly. The initial three-year lease term for the Broadwater Resort expired July 14, 1995 and the Company exercised the first of its nine three-year renewal options. Under such renewal, the rent is $3,303,000 per year on a triple net basis. The Company is required to pay for all improvements to the leased premises and to bear the cost of all taxes, fees, assessments and expenses. On each subsequent renewal, the rent will be increased to reflect changes in the Consumer Price Index, unless either party requests a new appraisal. Future renewals and any other changes to the leases are subject to approval by the Company's independent directors.

  The Company also, generally through tour operators, arranges for groups to stay at the Broadwater Resort complex in anticipation that members of these groups will utilize the Company's gaming facilities. Room costs, which are at fair market value, are paid either by the group members, the tour operator, the Company or a combination thereof. During fiscal 1997, the Company paid approximately $863,000 to a Connelly Company to pay for, or subsidize the cost of, room rentals and food and beverage costs.

  During fiscal 1995, the Company, Mr. Connelly and certain other parties were defendants in litigation involving the Broadwater Resort complex, known as the "Pratt litigation". On February 17, 1995, the Company, as well as the other parties to such litigation, entered into a settlement agreement pursuant to which all claims in such litigation were dismissed with prejudice. In connection with the settlement, on February 17, 1995, the Company entered into a loan agreement with BH for the principal amount of $1,000,000 (the "Existing Note") to fund the first of four payments for the Pratt litigation settlement. On February 15, 1996, the Existing Note was amended and restated (the "Amended and Restated Note") to extend the maturity date one calendar year and the Company entered into a second loan agreement (the "New Note") with BH for principal amount of $1,000,000 to fund the third installment of the settlement. The Amended and Restated Note and the New Note (collectively, the "Notes") bear interest at the rate of 13.0% per annum payable monthly. Principal on the Amended and Restated Note is payable on the earlier of (i) February 8, 1998 or (ii) the transfer by BH of its interest in any one or more of the following assets: the Broadwater Hotel and Resort, the Broadwater Towers or the Broadwater Inn. Principal on the New Note is payable August 17, 1997. The notes are secured by various assets owned by Mr. Connelly and he has personally guaranteed the repayment of the Notes to the Company. Interest earned on such related party borrowings was $260,000, $135,000 and $4,000 for the years ended February 28/29, 1997, 1996 and 1995, respectively.

  During fiscal 1997, the Company purchased $62,000 of promotional items from affiliates of Mr. Connelly. These items were either sold by the Company or given away as promotional items.

  During fiscal 1997, the Company used a plane owned by an affiliate of Mr. Connelly and reimbursed said affiliate $58,000. The amount charged by the affiliate is based on the fair market rate charged by unrelated third parties.

  Mr. Connelly and his affiliates guaranteed debt and capital leases of the Company in fiscal 1997. The highest aggregate sum guaranteed in fiscal year

1997 was $4,609,000. The guaranteed amount as of February 28, 1997 was $4,200,000.

  The responsibilities of the Company's executive officers require them to spend a significant amount of time at the Company's St. Louis headquarters. For those Company executives who do not reside in the St. Louis area, the Company has paid for certain of the meals, lodging and entertainment of the executives at the Drury Inn, a hotel in which a Connelly Company has an ownership interest. During fiscal 1997, the Company paid approximately $32,000 to such Connelly Company on account of such expenses.

                             GENERAL INFORMATION

Annual Report

  A copy of the Company's Annual Report to Stockholders for fiscal 1997 has been furnished to stockholders with the mailing of this Proxy Statement.

FORM 10-K REPORT

  UPON WRITTEN REQUEST OF ANY PERSON WHO ON JUNE 17, 1997 WAS A RECORD OWNER OF THE COMPANY'S COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE A BENEFICIAL OWNER OF SUCH COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL SEND TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THIS REPORT SHOULD BE DIRECTED TO:

     VALERIE HERZOG, INVESTOR RELATIONS
     PRESIDENT CASINOS, INC.
     802 NORTH FIRST STREET
     ST. LOUIS, MISSOURI 63102

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche LLP served as the Company's independent public accountants for 1997 and has been selected by the Board of Directors to continue in such capacity during fiscal year 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have the opportunity to make statements if they so desire.

                            STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at the address appearing on the first page of this proxy statement by February 27, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                          SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Annual Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to mailing proxy materials, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company.

APPENDIX A

            AMENDMENT TO AMENDED CERTIFICATE OF INCORPORATION

  RESOLVED, that the first paragraph of Article IV of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

  The total number of shares of stock which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.06 per share, and Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.01 per share.

  Upon the foregoing becoming effective pursuant to The General Corporation Law of the State of Delaware, the Corporation shall effect a one-for-six reverse stock split (the "Reverse Stock Split") pursuant to which every six
(6) shares of the Corporation's Common Stock, par value $0.01 per share (the "Old Common Shares"), outstanding on the effective date of this Article IV will be exchanged for one new share of the Corporation's Common Stock, par value $0.06 per share (the "New Common Shares").

  No fractional New Common Shares will be issued as a result of the Reverse Stock Split. Stockholders whose Old Common Shares are not equally divisible by six (6) will receive one additional New Common Share for the fractional New Common Share that such stockholder would be otherwise entitled to receive as a result of the Reverse Stock Split.



APPENDIX B

                            PRESIDENT CASINOS, INC.
                            1997 STOCK OPTION PLAN

1.  Purpose.

  The purpose of the President Casinos, Inc. 1997 Stock Option Plan (the "Plan") is to further the earnings of President Casinos, Inc. (the "Company"). The Plan provides for the award of long-term incentives to those directors, officers and other key executives who make substantial contributions to the Company by their loyalty, industry and invention. The Company intends that the Plan will facilitate securing, retaining and motivating directors and management employees of high caliber and potential.

2.  Administration.

  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be (1) a "non-employee director" as contemplated by Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), and (2) an "outside director" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Without limiting the foregoing, the Committee shall have full and final authority in its discretion to construe and interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the directors and employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

3.  Stock Subject to the Plan.

  The shares that may be issued under the Plan shall not exceed in the aggregate more than 500,000 (Five Hundred Thousand) shares of common stock, par value $.06 per share, of the Company (the "Common Stock"). Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

4.  Eligibility to Receive Awards.

  Persons eligible to receive awards under the Plan shall be limited to those full-time officers and other key executive full-time employees of the Company who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Company, as well as its directors. Directors of the Company who are not otherwise officers or employees of the Company shall receive an award of Five Thousand (5,000) Non-Qualified Stock Options (defined below) at the commencement of service as a director, which award shall vest fifty (50%) percent on the date of grant and twenty-five (25%) percent on the first and second anniversaries of grant if each director is then serving as a director; provided, however, that such grant shall not be made to the extent such director receives the option grant to which he otherwise is entitled to receive under the Company's Stock Option Plan upon commencement of service as a director. If a person who has received an award of options as a director of the Company pursuant to the preceding sentence is not serving as a director of the Company on the first or second anniversary of grant of such options, then any such options that have not previously vested shall be forfeited by that person. Any person who has been awarded options as a director of the Company shall not be awarded options as director of the Company at any later time if such person again commences service as a director of the Company, regardless of whether the options that were previously awarded vested or were forfeited. A participant in the Plan shall not be entitled to receive an award for more than 500,000 Options in any given Plan year.

5.  Form of Awards.

  Awards may be made from time to time by the Committee in the form of stock options to purchase shares of Common Stock, stock appreciation rights or any combination thereof. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or any substitute thereto ("Incentive Stock Options"), or options which are not intended to so qualify ("Non-Qualified Stock Options").

6.  Stock Options.

  Stock options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which shall contain in substance the following terms and conditions:

      (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

      (b) Option Price. The purchase price of stock subject to an option shall be the Fair Market Value of the stock at the time of grant. Fair Market Value of Common Stock shall mean, for any particular date, (i) for any period during with the Common Stock shall not be listed for trading on a national securities exchange, but when the Common Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the "Nasdaq"), (ii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, the closing bid price as reported by the Nasdaq, (iii) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange as of the close of such trading day or (iv) the market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

      (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable after ten (10) years from the date of grant thereof. The Committee may, in its discretion, provide in the option agreement circumstances under which the option shall become immediately exercisable, and may, notwithstanding the foregoing, accelerate the exercisability of any option at any time.

      (d) Payment of Shares. The purchase price of the shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Common Stock at Fair Market Value, or a combination thereof, as the Committee may determine and subject to such terms and conditions prescribed by the Committee for such purpose.

      (e) Rights Upon Termination of Employment. Unless otherwise determined by the Committee and set forth in the option agreement, in the event that an optionee ceases to be an employee or director of the Company for any cause other than retirement by a full-time employee of the Company after age 60, death or disability, or for any other reason specified in the option award, the options shall terminate at the time of termination. In the event that an optionee retires, dies or becomes disabled prior to the expiration of his or her option and without having fully exercised his or her option, the optionee or the Permitted Transferee (as defined in Section 6(f) hereof), as the case may be, or his or her successor shall have the right to exercise the option during its term within a period of twelve (12) months after termination of employment due to death or disability to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

      (f) Nontransferability. Each option agreement shall state that the option is not transferable by the participant other than by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, authorize all or a portion of a Non-Qualified Stock Option granted or to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer, (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section or the Committee must approve any such proposed transfer, (iii) subsequent transfers of transferred Non-Qualified Stock Options shall be prohibited except those (x) by will or the laws of descent and distribution or (y) to any other Permitted Transferee of the optionee, and (iv) the optionee shall remain subject to withholding taxes upon exercise of the Non-Qualified Stock Option by a Permitted Transferee. Following transfer, any such Non-Qualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The Company shall have no obligation to provide a Permitted Transferee with notice of the early termination of a Non-Qualified Stock Option. Permitted Transferee shall mean either (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners. Options granted under the Plan to an optionee shall be exercisable, during the optionee's lifetime, only by the optionee or a Permitted Transferee, as the case may be. In the event of the death of an optionee, exercise shall be made only:

          (i) By the Permitted Transferee, the executor or administrator of the estate of the deceased optionee or the person or persons to whom the optionee's rights under the Option Agreement shall pass by will or the laws of descent and distribution; and

          (ii) To the extent that the deceased optionee or the Permitted Transferee, as the case may be, was entitled thereto at the date of the optionee's death; provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by an executor or administrator of the estate of a deceased optionee who was subject to Section 16 of the Act.

      (g) Incentive Stock Options. In the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Board determines necessary or desirable in order to qualify such option as a tax favored option (within the meaning of Section 422 of the Code, or any amendment or substitute thereof or regulation thereunder) including, without limitation, the following:

          (i) The purchase price of stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such stock on the date the option is granted;

          (ii) The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to the which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) shall not exceed One Hundred Thousand ($100,000.00) Dollars; and

          (iii) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, unless at the time such option is granted the option price is at least one hundred ten (110%) percent of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

7.  Stock Appreciation Rights.

  Stock appreciation rights shall be evidenced by written stock appreciation rights agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

      (a) Award. Stock appreciation rights shall entitle the grantee, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred (100%) percent of the Fair Market Value of the stock at the time the right is granted, provided that the maximum value of any stock appreciation right shall be limited to the exercise price of the tandem option with respect to which it is issued. Stock appreciation rights may only be granted in tandem with and at the same time as a Non-Qualified Stock Option. A stock appreciation right or applicable portion thereof (i) shall be exercisable only at the same time and to the same extent as and (ii) shall terminate and no longer be exercisable upon the termination or immediately after the exercise of the tandem Non-Qualified Stock Option or applicable portion thereof.

      (b) Termination of Employment. Unless otherwise determined by the Committee and set forth in the Award Agreement, stock appreciation rights will be exercisable only during the grantee's employment by the Company except that a stock appreciation right shall be exercisable for twelve (12) months after the grantee's employment is terminated by reason of retirement after age 60, death or disability.

      (c) Payment. Upon exercise of a stock appreciation right, payment shall be made in the form of Common Stock at Fair Market Value on the date of exercise, in cash or in a combination thereof, as the Committee may determine.

      (d) Other Terms. Stock appreciation rights shall be granted in such manner and such form, and subject to such additional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including, without limitation, any limitations necessary in order to avoid any insider-trading liability in connection with a stock appreciation right under
Section 16(b) of the Act.

8.  General Restrictions.

      (a) Listings, Registrations or Consents. Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Common Stock thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      (b) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan must be either (i) approved by the Board or the Committee or (ii) held for at least six (6) months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, either (i) the issuance of such derivative security was approved by the Board or the Committee or (ii) at least six (6) months must elapse from time of acquisition of the derivative security to the date of disposition of such derivative security (other than upon exercise or conversion), or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

9.  Single or Multiple Agreements.

  Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

10.  Rights of a Stockholder.

  The recipient of any award under the Plan or any Permitted Transferee, as the case may be, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until the recipient becomes entitled to receive certificates for shares of Common Stock.

11.   Rights to Terminate Employment.

  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

12.  Withholding.

  The Company is hereby authorized to withhold from any award, from any payment due or transfer made under any award, or under the Plan, or from any compensation or other amount owing to a participant the amount (in cash, shares of Common Stock or other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, if provided in the applicable award agreement and subject to the discretion of the Committee, at the time of award exercise, participants may elect to satisfy any tax withholding obligations that may arise upon award exercise by directing the Company to withhold a number of shares of Common Stock otherwise deliverable upon such exercise having a Fair Market Value equivalent to the amount of such obligation. In the case of any transfer by a participant of a Non-Qualified Stock Option to a Permitted Transferee, such participant shall remain subject to withholding taxes upon the exercise of the Non-Qualified Stock Option by the Permitted Transferee.

13.  Non-Assignability.

  No award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

14.  Non-Uniform Determinations.

  The Committee's determination under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

15.  Adjustments.

      (a) In the event of any change in the outstanding stock of the Company, by reason of a stock dividend or distribution, supplemental offering of shares, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under the Plan.

      (b) Notwithstanding anything to the contrary in this Plan, the number of shares of Common Stock purchasable upon the exercise of the outstanding stock options ("Options"), the option price and the terms of outstanding stock appreciation rights ("SARs") shall be subject to adjustment from time to time as provided in this paragraph 15.

          (i) If the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of shares of Common Stock purchasable upon exercise of an Option or the number of SARs shall be increased by multiplying such number of shares or SARs by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

          (ii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of an Option or the number of SARs at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of an Option or the number of SARs at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii) The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of the clause 2 above.

          (iv) The Committee may make such increases in the number of shares of Common Stock purchasable upon exercise of an Option or the number of SARs, in addition to those required by this subparagraph (b), as shall be determined by the Company's Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

      (c) Whenever the number of shares of Common Stock purchasable upon exercise of an Option or the number of SARs is adjusted as provided in this paragraph 15, the option price in the case of an Option or the Clause 7(a)(ii) specified price, in the case of SARs, shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable or SARs granted prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable or SARs granted after the adjustment.

      (d) For the purpose of this Paragraph 15, the term "Common Stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

16.  Amendment.

  The Committee may terminate or amend the Plan at any time, except without shareholder approval, the Committee may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to paragraph 15 hereof), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price (other than pursuant to paragraph 15 hereof). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an award previously granted.

17.  Effect on Other Plans.

  Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

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18.  Duration of the Plan.

  The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares, but no award shall be granted more than ten years after the earlier of the date the Plan was first adopted by the Company or was approved by the Company's stockholders.

19.  Miscellaneous.

      (a) Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Delaware, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Delaware.

      (b) Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.


Adopted ___________, 1997
by the Board of Directors of
President Casinos, Inc.


                                                 ---------------------------
                                                 John E. Connelly, Chairman

                          PRESIDENT CASINOS, INC.
           FOR THE HOLDERS OF PRESIDENT CASINOS, INC. COMMON STOCK
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
            1997 ANNUAL MEETING OF STOCKHOLDERS - JULY 23, 1997

  The undersigned stockholder of PRESIDENT CASINOS, INC. (the "Company"), revoking all previous proxies, hereby appoints JOHN E. CONNELLY AND JOHN S. AYLSWORTH and each of them acting individually, with full power of substitution, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on June 17, 1997 at the 1997 Annual Meeting of Stockholders of the Company to be held July 23, 1997, at 9:30 a.m. prevailing local time, at the Broadwater Beach Resort, 2110 Beach Boulevard, Biloxi Mississippi and any adjournment(s) or postponements(s) thereof (the "Annual Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE FOR DIRECTOR LISTED AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT AND "FOR" THE PROPOSAL TO APPROVE THE PRESIDENT CASINOS, INC. 1997 STOCK OPTION PLAN.

                 (Continued and to be signed on reverse side)

                          ** FOLD AND DETACH HERE **

1.  Election of One Class II Director-Terrence L. Wirginis.

/ / FOR the nominee for director named above.

/ / WITHHOLD AUTHORITY to vote for nominee.

(Instruction: To withhold authority for an individual nominee, write the name of such nominee on the space provided below.)

____________________________________________

2. Proposal to approve an amendment to the Amended Certificate of Incorporation of the Company in order to enable the Company to effect a one-for-six reverse stock split and increase the par value of the Company's Common Stock for $0.01 to $0.06 per share.

      / /FOR                  / /AGAINST              / /ABSTAIN

3.  Proposal to approve President Casinos, Inc. 1997 Stock Option Plan.

      / /FOR                  / /AGAINST              / /ABSTAIN

4. The authority of the proxies, in their discretion, to vote on such other business as may properly come before the Annual Meeting, or any adjournments(s) or postponement(s) thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxies may do by virtue thereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the description, authority or capacity of the person signing is given or any other defect of signature exists.

DATED:__________________________________, 1997

________________________________________
(Stockholder's Signature)

________________________________________
(Stockholder's Signature)

NOTE: PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT TO THE COMPANY. Please sign this proxy exactly as the name appears in the address above. If hares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. If signer is a corporation, please sign the full corporate name and an authorized officer should sign his/her name and title and affix the corporate seal.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.

                          ** FOLD AND DETACH HERE **

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

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